Exhibit T3F

Reconciliation and tie between

Trust Indenture Act of 1939 and Indenture

Section of Trust Indenture Act of 1939		Section(s) of Indenture
310	(a)(1)	Section 7.09
	(a)(2)	Section 7.09
	(a)(3)	Not applicable
	(a)(4)	Not applicable
	(a)(5)	Section 7.07; Section 7.08
	(b)	Section 7.09
	(c)	Not applicable
311	(a)	Not applicable
	(b)	Not applicable
312	(a)	Section 2.05
	(b)	Not applicable
	(c)	Not applicable
313	(a)	Not applicable
	(b)(1)	Not applicable
	(b)(2)	Not applicable
	(c)	Not applicable
	(d)	Not applicable
314	(a)	Section 4.03; Section 4.04; Section 12.01
	(b)	Not applicable
	(c)(1)	Section 4.04; Section 12.02
	(c)(2)	Section 4.04; Section 12.02
	(c)(3)	Not applicable
	(d)	Not applicable
	(e)	Section 12.03
	(f)	Not applicable
315	(a)	Section 7.01
	(b)	Section 7.05; Section 12.01
	(c)	Section 7.01
	(d)	Section 7.01
	(e)	Section 6.11
316	(a)(last sentence)	Not applicable
	(a)(1)(A)	Section 6.05
	(a)(1)(B)	Section 6.04
	(a)(2)	Not applicable
	(b)	Section 6.07
	(c)	Not applicable
317	(a)(1)	Section 6.08
	(a)(2)	Section 6.09
	(b)	Section 2.04
318	(a)	Section 1.03
	(c)	Section 1.03